     As filed with the Securities and Exchange Commission on August 10, 1998

                                                REGISTRATION STATEMENT NO. 33-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   ----------


                             C.P. CLARE CORPORATION
             (Exact name of Registrant as Specified in Its Charter)


     MASSACHUSETTS                                      04-2561471
(State of Incorporation)                      (I.R.S. Employer Identification #)


                              78 CHERRY HILL DRIVE
                             BEVERLY, MA 01915-1048
                                 (978) 524-6700
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


             C.P. CLARE CORPORATION NON-QUALIFIED STOCK OPTION PLAN
                            (Full Title of the Plan)

                                   ----------


                               ARTHUR R. BUCKLAND
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             C.P. CLARE CORPORATION
                              78 CHERRY HILL DRIVE
                             BEVERLY, MA 01915-1048
                                 (978) 524-6700

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   ----------

                                  With copy to:

                              STUART M. CABLE, ESQ.
                          GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                                 53 STATE STREET
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000


                                   ----------


                                    CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                  Proposed Maximum   Proposed Maximum
     Title of Securities          Amount to be     Offering Price       Aggregate          Amount of
      Being Registered            Registered(1)      Per Share        Offering Price    Registration Fee
--------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value    184,830 shares      $9.0625(2)         $1,675,022          $494.13
========================================================================================================


(1) Plus such additional number of shares as may be required pursuant to the C.P. Clare Corporation Non-Qualified Stock Option Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Plan or other similar event.

(2) This is the price at which outstanding options may be exercised and is used for the purposes of determining the registration fee.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         C.P. Clare Corporation (the "Company") hereby incorporates by reference the following documents which have been previously filed with the Securities and Exchange Commission:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998;

         (b)      the Company's Report on Form 8-K, dated July 6, 1998; and

         (c) the description of the Company's Common Stock, $.01 par value per share, contained in the Company's registration statement on Form 8-A under the Securities Exchange Act of 1934, dated May 15, 1995 which incorporates by reference the description of the Company's Common Stock contained in the Company's registration statement on Form S-1 under the Securities Act dated May 5, 1995 (File No. 33-91972), and any amendments or reports filed for the purpose of updating such description.

         In addition, all documents subsequently filed with the Securities and Exchange Commission by the Company pursuant to Sections 13(a) and 13(c), Section 14 and Section 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted under the Business Corporation Law of the Commonwealth of Massachusetts, Article VI(B) of the Company's Amended and Restated Articles of Organization limit the liability of a Director of the Company to (i) a breach of the Director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) Sections 61 or 62 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts, or (iv) transactions from which the Director derived an improper personal benefit.

         Furthermore, the Company's Amended and Restated By-Laws require the Company to indemnify officers and Directors of the Company and permit the Company, at the discretion of the Board of Directors, to indemnify non-officer employees and agents of the Company, to the fullest extent authorized by Massachusetts law, as it now exists or may in the future be amended, against expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company. The Amended and Restated By-Laws also provide that the right of Directors and officers to indemnification shall not be exclusive of any other right to which such Directors or officers may be entitled under law, agreement, vote of stockholders of Directors or otherwise.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


Item 8.  EXHIBITS.

         The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement:

EXHIBIT

         **4.1    Amended and Restated Articles of Organization

          *4.2    Amended and Restated By-Laws

           4.3    C.P. Clare Corporation Non-Qualified Stock Option Plan.

           5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

          23.1    Consent of Goodwin, Procter & Hoar LLP (included in
                  Exhibit 5.1)

          23.2    Consent of Arthur Andersen LLP.

          24.1 Powers of Attorney (included on signature page to this registration statement).


* Incorporated by reference from the Registrant's Registration Statement on Form S-1 under the Securities Act filed on May 5, 1995 (File No. 33-91972), as amended.

**   Incorporated by reference from the Registrant's Registration Statement on
Form S-1 under the Securities Act filed on October 27, 1995 (File No. 33-98646), as amended.

Item 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any acts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;





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


                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, C.P. Clare Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Beverly, State of Massachusetts, on this 14th day of July, 1998.


                                             C.P. CLARE CORPORATION


                                             By: /s/ Arthur R. Buckland
                                                 ------------------------------
                                                 Arthur R. Buckland, President
                                                 and Chief Executive Officer



         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of C.P. Clare Corporation hereby severally constitute Arthur R. Buckland, Michael J. Ferrantino and Thomas B. Sager and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable C.P. Clare Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                        TITLE                         DATE


/s/ Arthur R. Buckland         President and Chief Executive       July 14, 1998
-----------------------------  Officer (Principal Executive
Arthur R. Buckland             Officer) and Director


/s/ Michael J. Ferrantino      Vice President and Chief            July 14, 1998
-----------------------------  Operating Officer
Michael J. Ferrantino


/s/ Thomas B. Sager            Vice President and Chief            July 14, 1998
-----------------------------  Financial Officer (Principal
Thomas B. Sager                Financial Officer and Principal
                               Accounting Officer)


/s/ Winston R. Hindle, Jr.     Director                            July 14, 1998
-----------------------------
Winston R. Hindle, Jr.


/s/ Clemente E. Tiampo         Director                            July 14, 1998
-----------------------------
Clemente C. Tiampo




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                                  EXHIBIT INDEX


Exhibit No.                   Description                                 Page+
-----------                   -----------                                 -----

    **4.1         Amended and Restated Articles of Organization.            -

     *4.2         Amended and Restated By-Laws.                             -

      4.3         C.P. Clare Corporation Non-Qualified Stock                 7
                  Option Plan.

      5.1         Opinion of Goodwin, Procter & Hoar as to the              12
                  legality of the securities being registered.

     23.1         Consent of Goodwin, Procter & Hoar (included              12
                  in Exhibit 5.1 hereto).

     23.2         Consent of Arthur Andersen LLP.                           14

     24.1         Powers of Attorney (included on signature page             5
                  to this registration statement).
















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*    Incorporated by reference from the Registrant's Registration Statement on
     Form S-1 under the Securities Act of 1933 (File No. 33-91972), as amended.

** Incorporated by reference from the Registrant's Registration Statement on Form S-1 under the Securities Act filed on October 27, 1995 (File No. 33-98646), as amended.

+    Refers to sequentially numbered copy.




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